PRELIMINARY COPY


                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant | |

Filed by a party other than the Registrant |X|

Check the appropriate box:
|X| Preliminary proxy statement      |_| Confidential, for Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
|_| Definitive proxy statement
|_| Definitive additional materials
|_| Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                  DESIGNS, INC.
                              --------------------
                (Name of Registrant as Specified in Its Charter)

                            JEWELCOR MANAGEMENT, INC.
                            -------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
      |X|  No fee required.
      |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1) Title of each class of securities to which transaction applies:

      (2) Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

      (4) Proposed maximum aggregate value of transaction:

      (5) Total fee paid:

      |_|  Fee paid previously with preliminary materials.

      |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)  Amount Previously Paid:

      (2)  Form, Schedule or Registration Statement No.:

      (3)  Filing Party:

      (4)  Date Filed:
                         ANNUAL MEETING OF STOCKHOLDERS
                                OF DESIGNS, INC.
                        TO BE HELD ON SEPTEMBER 13, 1999


                               PROXY STATEMENT OF
                            JEWELCOR MANAGEMENT, INC.
                   IN OPPOSITION TO THE BOARD OF DIRECTORS OF
                                  DESIGNS, INC.
              AND IN SUPPORT OF PROPOSAL TO TERMINATE "POISON PILL"



TO ALL STOCKHOLDERS OF DESIGNS, INC.:

         This Proxy Statement and the accompanying WHITE PROXY CARD are being furnished by Jewelcor Management, Inc., a Nevada corporation ("JMI"), to the stockholders of Designs, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies to be used at the 1999 annual meeting of the stockholders of the Company and any adjournments or postponements thereof (the "Annual Meeting"). JMI understands that the Company plans to hold the Annual Meeting on September 13, 1999 at 1:00 P.M. eastern standard time at
________________________________________________________.

         JMI is soliciting your proxy (i) to elect Seymour Holtzman, Joseph Pennacchio, John J. Schultz, Peter R. McMullin, Robert L. Patron and Jeremiah P. Murphy, Jr. (the "JMI Nominees") to the Board of Directors of the Company at the Annual Meeting and (ii) to adopt JMI's proposal to terminate the Company's Shareholder Rights Agreement, commonly known as a "Poison Pill," dated as of May 1, 1995, and all amendments thereto (the "Poison Pill"). JMI is proposing a slate of nominees for the Board of Directors because it believes a new Board is needed to seek to reverse the Company's decline and pursue ways to enhance shareholder value. It believes termination of the Company's Poison Pill is in the best interest of shareholders because, among other things, it is widely perceived that institutional investors view a poison pill as having a negative effect on the price of stock. Each director of the Company will be elected for a term of one (1) year expiring at the 2000 annual meeting, each until their successors are duly elected and qualified.

         JMI understands that the Company has fixed August 5, 1999 as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. Because this Proxy Statement has been prepared in preliminary form prior to the Record Date, JMI does not know the number of shares of Common Stock that will be outstanding and entitled to vote on the matters described herein on the Record Date.

According to the Company's Quarterly Report on Form 10-Q for the quarterly period ended May 1, 1999 there were 15,930,000 shares of Common Stock outstanding.


            YOUR VOTE IS IMPORTANT - VOTE FOR EACH OF JMI's PROPOSALS

         Carefully review this Proxy Statement and the enclosed WHITE PROXY CARD. No matter how many or how few shares of Common Stock you own, YOUR VOTE IS IMPORTANT. Please vote FOR the election of the JMI Nominees to the Board of Directors and FOR the proposal to terminate the Poison Pill by so indicating and by signing, dating and promptly mailing the WHITE PROXY CARD in the enclosed postage-paid envelope.

         No Proxy Card will be furnished by JMI until such time as a definitive form of the Proxy Statement has been filed with the Securities and Exchange Commission. This Proxy Statement is first being sent or given to holders of the Company's Common Stock on or about ______, 1999. This Proxy Statement has been filed in preliminary form with the Securities and Exchange Commission on July 15, 1999, and such preliminary form may thereafter be furnished to stockholders of the Company.


                                 VERY IMPORTANT

         JMI REQUESTS THAT YOU DO NOT VOTE ON OR RETURN TO THE COMPANY ANY PROXY CARD PROVIDED TO YOU BY THE COMPANY, EVEN TO VOTE AGAINST THE INCUMBENT MEMBERS OF THE BOARD OF DIRECTORS. RETURNING ANY PROXY CARD PROVIDED TO YOU BY THE COMPANY COULD REVOKE THE PROXY CARD THAT YOU SIGN, DATE AND SEND TO JMI. REMEMBER - ONLY YOUR LATEST DATED PROXY CARD WILL COUNT AT THE MEETING!


                   DO NOT SEND ANY PROXY CARD TO THE COMPANY!


         If you own shares of Common Stock and the stock certificate is in your name, please vote FOR the election of the JMI Nominees to the Board of Directors and FOR the proposal to terminate the Poison Pill by marking, signing, dating and mailing the WHITE PROXY CARD only.

         If you own shares of Common Stock, but your stock certificate is held for you by a brokerage firm, bank or other institution, it is very likely that the stock certificate is actually in the name of that brokerage firm, bank or other institution. If so, only that entity can execute a Proxy Card and vote your shares of Common Stock. The brokerage firm, bank, or other institution holding the shares of Common Stock for you is required to forward proxy materials to you and to solicit your instructions with respect to the granting of proxies. It cannot vote your shares of Common Stock unless it receives your instructions. IF A BROKERAGE FIRM,

BANK, OR OTHER INSTITUTION IS HOLDING SHARES OF COMMON STOCK FOR YOU, PLEASE INSTRUCT THAT ENTITY TO VOTE SUCH SHARES FOR THE ELECTION OF THE JMI NOMINEES TO THE BOARD OF DIRECTORS AND FOR THE PROPOSAL TO TERMINATE THE POISON PILL BY SIGNING, DATING AND MAILING TO JMI ON YOUR BEHALF THE WHITE PROXY CARD PROMPTLY. JMI URGES YOU TO CONFIRM IN WRITING YOUR INSTRUCTIONS TO THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND TO PROVIDE A COPY OF THOSE INSTRUCTIONS TO JMI IN CARE OF D.F. KING & CO., INC. ("D.F.KING") AT THE ADDRESS SET FORTH BELOW SO THAT JMI WILL BE AWARE OF ALL INSTRUCTIONS GIVEN AND CAN ATTEMPT TO ENSURE THAT SUCH INSTRUCTIONS ARE FOLLOWED.

         Any stockholder giving a proxy may revoke it at any time before it is voted by attending the Annual Meeting and voting his or her shares of Common Stock in person, by giving written notice to the Secretary of the Company at 66 B Street, Needham, Massachusetts 02194 stating that the proxy has been revoked, or by delivery of a proxy bearing a later date.

         IF YOU HAVE ALREADY RETURNED THE PROXY CARD SUPPLIED BY THE COMPANY'S BOARD OF DIRECTORS, YOU HAVE EVERY RIGHT TO CHANGE YOUR VOTE BY SIGNING DATING AND RETURNING THE WHITE PROXY CARD.

         If you have any questions about executing your WHITE PROXY CARD or require assistance, please contact:

                              D.F. King & Co., Inc.
                           77 Water Street, 20th Floor
                               New York, NY 10005
                            Toll Free: (800) 290-6424
                 Banks and Brokers call collect: (212) 269-5550


                              INFORMATION ABOUT JMI

         JMI is a major stockholder of the Company which, as of the date of this Proxy Statement, is the beneficial owner of 1,570,200 shares of the Company's Common Stock (or approximately 9.9% of the shares issued and outstanding). It intends to vote its shares FOR the election of the JMI Nominees and FOR the proposal to terminate the Poison Pill.

         JMI is a wholly-owned subsidiary of Jewelcor, Inc., a Pennsylvania corporation ("JI"), which is a wholly-owned subsidiary of S.H. Holdings, Inc. ("SH"). Seymour Holtzman and Evelyn Holtzman, husband and wife, own, as tenants by the entirety, a controlling interest of SH. The principal businesses of JMI and its related companies are the ownership and operation of upscale retail jewelry stores, the ownership of commercial real estate and investment and management services. Mr. Holtzman is the Chairman of the Board and Chief Executive Officer of each of JMI, JI and SH. The business address and the address of the principal executive offices of JMI is 100 North Wilkes-Barre Blvd., 4th Floor, Wilkes-Barre, Pennsylvania 18702.

         Additional information about JMI and the JMI Nominees is set forth under the heading "Certain Other Information Regarding JMI and The JMI Nominees" below and in Annex A attached to this Proxy Statement.


                          REASONS FOR THIS SOLICITATION

         Since Joel Reichman took over as President and CEO of the Company in December 1994, shareholders have watched the value of their investment in the Company steadily erode. Under the "leadership" of Joel Reichman and the current members of the Board of Directors, the Company has suffered $77 million in operating losses and alarming decreases in both comparable store sales and stock price. The Company belongs to you, the stockholders, and you must decide who should lead it. Don't let the Company's management distract you with unfulfilled promises and personal attacks on stockholders who question management's failure to perform. The real issue is that Joel Reichman and the current Board of Directors are responsible for the 79% decline in the Company's stock price since January 1995 and for the astronomical losses over the last two years.

         Do you want to keep the current Board of Directors and executive management with the following performance record? We don't think so.


                                [GRAPHIC OMITTED]


              $52 MILLION IN CASH SQUANDERED SINCE JOEL REICHMAN TOOK OVER

     o When Joel Reichman replaced Stanley Berger as President, the Company had approximately $38 million in cash and investments and no bank debt. Now, under the reign of Joel Reichman, the Company has no cash and over $14 million in bank debt (including $2.3 million borrowed just two months ago to fund a trust to provide potential future payments for Joel Reichman and other members of senior management).

          HUGE OPERATING LOSSES

     o Over the last two fiscal years and the first fiscal quarter of 1999, the Company has suffered enormous operating losses totalling approximately $77 million, or $4.82 per share. The Company has sustained operating losses for nine straight quarters and these losses are continuing.


                                [GRAPHIC OMITTED]

          STOCK PRICE PLUMMETS

     o Since Joel Reichman became President and CEO, the Company's stock price has dropped from $7.75 on January 28, 1995, to $1.59 at the close of business on July 15, 1999, a decline of approximately 79%. This decline occurred during a period in which the stock market generally has achieved unprecedented increases in value.

                               [GRAPHIC OMITTED]

          GROSS MARGINS TUMBLE

     o Since Joel Reichman became President and CEO, the Company has experienced a substantial erosion in its gross margins. For the fiscal year ended January 28, 1995, the Company's gross margin was 31.6%, compared to 21% for the fiscal year ended January 30, 1999, a decrease of 33%.

          SALES COLLAPSE

     o Since January 28, 1995, the Company's annual sales have fallen precipitously from $301,074,000 to $201,634,000, a 33% decline during one of the most robust periods of economic growth in recent history, and comparable store sales within the Company have also decreased. The losing trend continues - the Company's comparable store sales were down 10% in April 1999, down 2.6% in May 1999, and down 3% in June 1999, despite the fact that U.S. retail sales generally at stores open at least one year rose by 7.4% in June 1999.

          NET  WORTH DECIMATED

     o The tangible net worth of the Company decreased by $31.5 million since Joel Reichman became CEO.

         JMI believes that Joel Reichman and the current Board of Directors are clearly responsible for the Company going from being highly profitable to enormously unprofitable, and from being a financially sound company to where it is today. Rather than replacing members of senior management, the Board of Directors continues to retain the same highly paid individuals who have caused the Company's financial crisis.


    WHAT HAS THE BOARD OF DIRECTORS DONE FOR ITSELF AND THE
       EXECUTIVES WHILE STOCKHOLDER VALUE HAS ERODED?

         While stockholder value has plummeted under the leadership of Joel Reichman and the current Board of Directors, the Company's management continues to receive many of the luxuries and executive benefits found in profitable businesses.

         Moreover, the current Directors, with the exception of Stanley Berger, own less than 1% of the outstanding Common Stock, and a substantial portion of the Directors' small ownership was given to them by the Company as director fees at no cost to them. After losing approximately $77 million in the past 2 1/4 years, how can a responsible Board of Directors not make a change in senior management? JMI believes part of the answer is that these Directors do not share your financial stake in the Company. With the exception of Stanley Berger, the Board of Directors and senior management have very little invested in the Company.

          DIRECTORS' RECENT SCHEME FOR $3.4 MILLION TO BENEFIT MANAGEMENT

     o Directors Borrow $2.3 Million To Benefit Joel Reichman and Two Other Executives. Under the pretense of retaining certain members of senior management, the Board of Directors had the audacity to borrow $2.3 million in late May to fund a Trust for the benefit of Joel Reichman and two other members of senior management. The Trust, which was created to pay for "golden parachutes" for Joel Reichman, Scott Semel, and Carolyn Faulkner and for other unknown items, has caused the Company to incur interest costs which JMI estimates will amount to approximately $15,000 per month or $90,000 for the initial six month period. These expenses do not include the additional costs of establishing and maintaining the Trust, which are unknown at this time. The Company has failed to file the Trust with the Securities and Exchange Commission or fully disclose the terms of the Trust to the shareholders. Why won't they disclose all the facts?

     o $1.1 million For Other Executives. In April 1999, the Company disclosed that it had recently entered into additional agreements with "key associates" under which they could receive as much as $1.1 million from the Company under certain circumstances.

     o Based on the current market capitalization of the Company, under these arrangements management could receive amounts totaling more than 13% of the total current market capitalization.

          EXECUTIVES STILL RECEIVE HIGH SALARIES AND PERQUISITES

     o Despite the Company's financial woes, the Company's executives still receive the high salaries, perquisites and amenities found in very profitable businesses. Examples include:
          o    Joel Reichman's $375,000 annual salary
          o    Scott Semel's $290,000 annual salary
          o    Carolyn Faulkner's $210,000 annual salary
          o The value of the Company vehicles has increased approximately 400% from $79,000 in 1994 to approximately $355,000 in 1998, while overall sales have declined by $100 million over the same period.

          DIRECTORS GRONINGER AND MANUEL PROFIT IN TRANSACTIONS WITH COMPANY

          o In 1994 and 1995, the Company paid $432,000 to a division of Cygne Design, Inc. ("Cygne"), a troubled private label apparel manufacturer, for merchandise to be sold by the Company through its new, and spectacularly unsuccessful, Boston Trader label. The apparent strategy was for Cygne to become a supplier to the Company. The Boston Trader product line resulted in devastating losses for the Company. Two of the architects of the ill-fated Boston Trader fiasco, which seriously injured the Company, are Bernard Manuel and James Groninger, current members of the Company's Board of Directors and of the Special Committee created with the stated purpose of enhancing shareholder value. Bernard Manuel is also the principal shareholder and one of two directors of Cygne, with James Groninger, also a Cygne shareholder, being the only other director.

          o James Groninger, a Director of the Company, is also the President of the BaySouth Company. The Company apparently retained outside legal counsel to prepare its Poison Pill and then paid Bay South Company $29,000 just to review this legal document. Why couldn't the Company's in-house legal staff complete this review?


          JMI'S STRATEGY TO ENHANCE SHAREHOLDER VALUE

         If the JMI Nominees are elected as Directors of the Company, they intend to immediately take steps designed to enhance shareholder value, including:

          o Sell the Company - The JMI Nominees intend to take all necessary action to pursue a sale of the Company to enhance value for all shareholders, including promptly retaining a New York investment banking firm for that purpose. Any reasonable offer to purchase the Company will be submitted to the shareholders for their vote.

          o Substantially Reduce Overhead - The JMI Nominees intend to cause the Company to engage the services of the public accounting firm of Deloitte & Touche, LLP to assist in developing strategies reducing overhead so that the Company can attain a sustainable competitive advantage, including pursuing the following steps:

              1. Substantially reduce the size of the Company's corporate office space, together with a commensurate reduction in personnel and other office overhead.
              2. Eliminate warehouse expenses by shipping merchandise directly to store locations.
              3. Eliminate all company vehicles and institute a mileage reimbursement program for business related travel.
              4. Control corporate expenses relating to travel, lodging, and attending conferences, conventions and trade shows.

              5. Substantially reduce recurring legal, investment banking and other professional consulting fees.

              6. Reduce the number of buyers since the Company has essentially only one supplier of merchandise. The Company had been, and should again be, able to run a low overhead operation.
              7.  Eliminate in-house legal staff.
              8.  Maintain better inventory management.

          o Eliminate All Anti-Takeover Provisions - All of the anti-takeover provisions contained in the Company's By-Laws and Certificate of Incorporation shall be removed. The financial community generally abhors anti-takeover provisions since they may have a negative impact on stock value.

          o Implement a Stock Repurchase Program - The JMI Nominees intend to cause the Company to initiate a stock repurchase program to purchase five million (5,000,000) shares of Common Stock. JMI expects that it would join the Company in purchasing outstanding shares of Common Stock and, obviously, JMI would also undertake not to sell any of its shares under the Company's stock repurchase program, giving other shareholders an opportunity to sell more of their shares if they chose to do so. JMI has obtained three financing proposals that provide for a stock repurchase program and adequate working capital for the Company.

                                 JMI'S PROPOSALS

         JMI is seeking votes from the holders of shares of Common Stock (i) to elect the JMI Nominees to the Board of Directors of the Company and (ii) to adopt the proposal to terminate the Poison Pill. JMI believes that the members of the existing Board of Directors have failed to enhance shareholder value and RECOMMENDS THAT YOU VOTE FOR EACH OF ITS PROPOSALS.

                           Termination of Poison Pill

         On May 1, 1995, the current Board of Directors of the Company adopted a Poison Pill. According to the Poison Pill, if a person either (i) acquires the beneficial ownership of 15% or more of the Company's Common Stock (an "Acquiring Person") or (ii) acquires the beneficial ownership of 10% or more of the outstanding shares of Common Stock and is declared to be an "Adverse Person" by the Board of Directors (an "Adverse Person"), all shareholders, with the exception of the Acquiring Person or Adverse Person, can exercise certain rights under the

Poison Pill that will substantially diminish the voting and ownership rights of the Acquiring Person or Adverse Person.

         JMI believes that the Poison Pill is an impediment to the sale of the Company and serves to perpetuate the incumbency of the Board of Directors and management. The Poison Pill has the purpose and effect of discouraging efforts to acquire the Company that might be beneficial to, and supported by, a majority of shareholders. The following proposal would recommend that the Board of Directors of the Company terminate the Poison Pill. The text of the resolution is as follows:

                  "RESOLVED, it is recommended that the Board of Directors of the Company take the necessary steps to terminate the Company's Shareholder Rights Agreement dated as of May 1, 1995, together with any amendments thereto."

                              Election of Directors

         The Board of Directors of the Company currently consists of six members, each of which shall hold office until the Annual Meeting and until his successor is elected and qualified. The Directors elected at the Annual Meeting will serve until the 2000 Annual Meeting of Stockholders and until their respective successors are elected and qualified. JMI is soliciting your proxy at the Annual Meeting for the election of Seymour Holtzman, Joseph Pennacchio, John
J. Schultz, Peter R. McMullin, Robert L. Patron and Jeremiah P. Murphy, Jr. to the Board of Directors of the Company.


          CERTAIN OTHER INFORMATION REGARDING JMI AND THE JMI NOMINEES

         Set forth below are the name, age, business address, present principal occupation and employment history of each of the JMI Nominees for at least the past five years. This information has been furnished to JMI by the respective Nominees. Each of the Nominees is at least 18 years of age. None of the entities referenced below is a parent or subsidiary of the Company.


                                  JMI NOMINEES

Name, Age and
Business Address                   Principal Occupation and Five Year History
----------------                   ------------------------------------------

Seymour Holtzman, 63               Mr.  Holtzman has been involved in the retail
100 North Wilkes-Barre             business for over 30 years. For many years he
 Blvd.                             has been the  President  and Chief  Executive
Wilkes-Barre, PA  18702            Officer  of  Jewelcor,  Inc.,  formerly a New
                                   York Stock  Exchange  company that operated a
                                   nationwide   chain  of  retail   stores.   In
                                   addition,  from 1986   to 1988  Mr.  Holtzman
                                   was  the  Chairman  of the  Board  and  Chief
                                   Executive    Officer   of   Gruen   Marketing
                                   Corporation,   an  American   Stock  Exchange
                                   company    involved    in   the    nationwide
                                   distribution of watches and the operation of retail factory outlet stores. Mr. Holtzman is the Chief

                                   Executive Officer of Jewelcor Management, Inc.; C.D. Peacock, Inc., a prominent Chicago, Illinois retail jewelry establishment; and S.A. Peck & Company, a retail and mail order jewelry company based in Chicago, Illinois, which has operated a retail internet division for over 5 years; as well as other affiliated entities. Mr. Holtzman is also a member of the Board of Directors of Ambanc Holding Co., Inc., the parent company for a $730 million bank.



Joseph Pennacchio, 52              Mr.  Pennacchio  has  been the  President  of
14001 N.W. 4th Street              Aurafin   LLC,  a  privately   held   jewelry
Sunrise, FL                        manufacturer  and  wholesaler  since December
                                   1997.  From June 1996 to December 1997 he was
                                   a  retail  consultant.  From  May 1994 to May
                                   1996 Mr.  Pennacchio was the President of Jan
                                   Bell Marketing,  Inc., a $250 million jewelry
                                   retailer,  which  is  traded  on the New York
                                   Stock Exchange.  He has previously  served as
                                   the  President  of  Jordan  Marsh  Department
                                   Stores;  the Senior  Vice  President  for all
                                   Merchandising at Abraham & Strauss Department
                                   Stores;   the   Group   Vice   President   of
                                   Merchandising - Textiles at R.H. Macy.




John J. Schultz, 62                Mr.  Schultz,  who has more than  thirty-five
142 Wilton Road West               years of retail experience,  has served as an
Ridgefield, CT 06877               active  consultant  to  the  retail  industry
                                   since 1993,  dealing with virtually all major
                                   segments of the retail industry. From 1991 to
                                   1993,  Mr. Schultz served as President of the
                                   National Retail Federation,  a leading retail
                                   industry trade association.  Previously,  Mr.
                                   Schultz  served as Executive  Vice  President
                                   and   General    Merchandise    Manager   for
                                   Bloomingdale's  Department  Stores and Sanger
                                   Harris Department Stores and as President and
                                   Chief  Executive  Officer of B.  Altman & Co.
                                   Mr. Schultz  currently  serves as a member of
                                   the Board of  Directors  of Great Train Store
                                   Co.,   Big  Smith   Brands,   Inc.  and  A.R.
                                   Accessories, Inc. Mr. Schultz is a graduate of Fairleigh Dickenson University, Dartmouth
                                   Institute and the Federated Senior Management
                                   Institute.



Peter R. McMullin, 56              Mr.  McMullin,  is an investment  analyst and
2101 Corporate Boulevard           the   co-founder   of   Southeast    Research
Suite 402                          Partners,  Inc.  ("Southeast").  Mr. McMullin
Boca Raton, FL  33431              had been an Executive  Vice  President  and a
                                   Managing   Director  of  Southeast  from  its
                                   inception in June 1990 until July 1999,  when
                                   it merged with Ryan,  Beck & Co.  Since 1997,
                                   Mr.  McMullin  has  been the  Executive  Vice
                                   President,  Chief  Investment  Officer  and a
                                   director of Research Partners  International,
                                   a   company   that   provides   institutional
                                   research,   investment  banking,   securities
                                   brokerage and trading services through its principal subsidiaries. Mr. McMullin has 29 years experience as an analyst in the retail and consumer products areas in both the U.S.
                                   and Canada.

Jeremiah P. Murphy, Jr., 47        Mr.  Murphy is the  President  of the Harvard
1400 Massachusetts Ave.            Cooperative (the  "Cooperative"),  a 117 year
Cambridge, MA 02138                old  member  based  retail  business.   Since
                                   becoming  President in November of 1991,  Mr.
                                   Murphy has  directed  the  restructuring  and
                                   right-sizing  of  the  Cooperative's   retail
                                   operations  and has returned the  Cooperative
                                   to  profitability.  Mr.  Murphy is  presently
                                   overseeing the expansion of the Cooperative's
                                   catalog  operations and web based  membership
                                   system  with  E-Commerce  capabilities.  From
                                   July 1987 to November  1991,  Mr.  Murphy was
                                   Vice-President/General   Manager  for  Neiman
                                   Marcus'  largest and most  profitable  retail
                                   store,  located in  Northpark  Mall,  Dallas,
                                   Texas.  Mr.  Murphy   previously   served  in
                                   various  other  managerial   capacities  with
                                   Neiman  Marcus  from July 1977 to July  1987.
                                   Mr.  Murphy  received  a  B.A.  from  Harvard
                                   College in 1973 and his M.B.A.  from  Harvard
                                   Business School in 1977.



Robert L. Patron, 53               Mr.  Patron  is a lawyer  and  investor.  Mr.
641 Seneca Road                    Patron had been a real estate  developer who,
Great Falls, VA  22066             since 1968,  was engaged in the  construction
                                   and commercial  leasing of shopping  centers.
                                   From his years of leasing to national  retail
                                   department  stores  and  other  tenants,  Mr.
                                   Patron has acquired  extensive  experience in
                                   addressing and  negotiating  the various real
                                   estate    issues   that    confront    retail
                                   operations. Through the years, Mr. Patron has
                                   developed or acquired a financial interest in
                                   over 65 commercial and residential properties
                                   located  in 13  states.  In 1994  Mr.  Patron
                                   temporarily   curtailed  his   activities  to
                                   attend  the  George   Washington   University
                                   School of Law where he attained his law degree at the age of 53.




         Each of the JMI Nominees has consented to serve as a director of the Company and, if elected, intends to discharge his duties as a director in compliance with all applicable legal requirements, including the general fiduciary obligations imposed upon corporate directors.

         Except as set forth in this Proxy Statement or in Annex A hereto, to the best knowledge of JMI, none of the Nominees is employed by JMI or Seymour Holtzman. All of the Nominees are citizens of the United States. Mr. McMullin is also a citizen of Canada.

         Except as set forth in this Proxy Statement or in Annex A hereto, to the best knowledge of JMI, none of JMI, any of the persons participating in this solicitation on behalf of JMI, the JMI Nominees and, with respect to items (i),
(vii) and (viii) of this paragraph, any associate (within the meaning of Rule 14a-1 of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of the foregoing persons (i) owns beneficially, directly or indirectly any securities of the Company, (ii) owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company, (iii) owns any securities of the Company of record but not beneficially, (iv) has purchased or sold any securities of the Company within the past two years, (v) has incurred indebtedness for the purpose of acquiring or holding securities of the Company,
(vi) is or has within the past year been a party to any contract, arrangement or understanding with respect to any securities of the Company, (vii) since the beginning of the Company's last fiscal year has been indebted to the Company or any of its subsidiaries in excess of $60,000 or (viii) has any arrangement or understanding with respect to future employment by the Company or with respect to any future transactions to which the Company or any of its affiliates will or may be a party. In addition, except as set forth in this Proxy Statement or in Annex A hereto, to the best knowledge of JMI, none of JMI, any of the persons participating in this solicitation on behalf of JMI, the JMI Nominees and any associates of the foregoing persons, has had or is to have a direct or indirect material interest in any transaction or proposed transaction with the Company in which the amount involved exceeds $60,000, since the beginning of the Company's last fiscal year.

         Except as set forth in this Proxy Statement or in Annex A hereto, to the best knowledge of JMI, none of the Nominees, since the beginning of the Company's last fiscal year, has been affiliated with (i) any entity that made or received, or during the Company's current fiscal year proposes to make or receive, payments to or from the Company or its subsidiaries for property or services in excess of five percent of either the Company's or such entity's consolidated gross revenues for its last full fiscal year, or (ii) any entity to which the Company or its subsidiaries was indebted at the end of the Company's last full fiscal year in an aggregate amount exceeding five percent of the Company's total consolidated assets at the end of such year. None of the JMI Nominees is or during the Company's last fiscal year has been affiliated with any law or investment banking firm that has performed or proposes to perform services for the Company.

         To the best knowledge of JMI, none of the corporations or organizations in which the JMI Nominees have conducted their principal occupation or employment was a parent, subsidiary or other affiliate of the Company, and the JMI Nominees do not hold any position or office with the Company or have any family relationship with any executive officer or director of the Company or have been involved in any proceedings, legal or otherwise, of the type required to be disclosed by the rules governing this solicitation.

         JMI has agreed to indemnify each of the Nominees against certain liabilities, including liabilities under the federal securities laws, in connection with this proxy solicitation and such person's involvement in the operation of the Company and to reimburse such Nominee for his out-of-pocket expenses.


                 BACKGROUND OF JMI'S INVESTMENT IN DESIGNS, INC.

         Beginning in October 1998, JMI began to acquire shares of Common Stock because JMI believed that the then current trading prices of the Common Stock did not adequately reflect the value of the underlying business and assets of the Company.

         On November 27, 1998, JMI, JI, SH and Seymour and Evelyn Holtzman (the "Reporting Persons") filed with the Securities and Exchange Commission a Statement on Schedule 13D (the "Schedule 13D") reporting that JMI had acquired in excess of 5% of the outstanding shares of the Common Stock. On December 1, 1998 the Reporting Persons filed an amendment to the Schedule 13D reporting that JMI had acquired an additional 528,500 shares of Common Stock, bringing JMI's ownership to approximately 9.9% of the Common Stock last reported by the Company as outstanding. The total amount of funds required to purchase the shares of Common Stock acquired by JMI since October 26, 1998 was $976,978.50, all of which was obtained through credit made available to JMI under standard margin agreements with a registered broker dealer entered into in the ordinary course of business.

         On December 7, 1998, JMI commenced a consent solicitation requesting that the shareholders of the Company vote for its proposals to (i) remove all current members of the Company's Board of Directors other than Stanley I. Berger; (ii) elect Seymour Holtzman, Peter R. McMullin, Steve R. Tomasi, Jesse
H. Choper and Deborah M. Rhem-Jackson as directors of the Company; (iii) amend certain sections of the By-Laws of the Company; and (iv) repeal any By-Laws adopted by the Board of Directors subsequent to December 11, 1995 other than the By-Laws adopted as contemplated by the consent solicitation.

         Based on information obtained from JMI's proxy solicitation firm, shareholders representing approximately 42.8% of the total outstanding shares of Common Stock of the Company voted in favor of JMI's proposals in response to the December 1998 solicitation.

         In response to the consent solicitation the Company indicated a commitment to sell the Company at the highest available price in the near term. Thereafter, JMI pursued preliminary discussions with the Company with respect to a potential acquisition.

         Although JMI indicated, based on the status of discussions and outstanding questions and issues regarding the Company, that it was not yet prepared to make an unconditional proposal to acquire the Company, the Company's investment bankers requested that JMI submit an immediate proposal subject to any appropriate conditions. Accordingly, on April 28, 1999, JMI submitted to the Company a proposal, subject to certain express terms and conditions, under which JMI stated it would explore the purchase of all of the issued and outstanding capital stock of the Company. A copy of JMI's April 28, 1998 letter is annexed hereto as Annex B.

         On May 5, 1999, the Special Committee of the Board of Directors of the Company responded to JMI's April 28, 1999 proposal.

         On June 24, 1999, JMI withdrew its April 28, 1999 proposal based on Designs' failure to comply with JMI's conditions and requests and to provide JMI with all of the information that it sought in connection with its due diligence. Copies of Seymour Holtzman's correspondence to James G. Groninger, Chairman of the Special Committee of the Board of Directors of the Company, which set forth the basis of JMI's withdrawal of its proposal, are annexed hereto as Annex C and Annex D.


                   CERTAIN POTENTIAL EFFECTS OF THE PROPOSALS

         Set forth below is a description of certain provisions of certain agreements to which the Company is a party which may be affected as a result of the election of the JMI Nominees. This description is qualified in its entirety by reference to such agreements which have been filed by the Company with the Commission. The election of the JMI Nominees may trigger "change of control" provisions in certain agreements to which the Company is a party. Other documents or arrangements applicable to the Company not available to or not reviewed by JMI may affect the matters described below or may be affected by the matters contemplated by this Proxy Statement.

Credit Agreement

         On June 4, 1998 the Company amended its asset based lending agreement (the "Lending Agreement") with BankBoston Retail Finance, Inc. ("BankBoston"). The Lending Agreement allows the Company to borrow an amount equal to up to 65% of its inventory. The aggregate amount currently available to be borrowed is approximately $37 million and the Company currently has an outstanding balance under the Lending Agreement of approximately $14 million. The Lending Agreement provides that the removal and replacement of a majority of the Board of Directors would constitute a change of control which would constitute an "event of default." Upon the occurrence of an "event of default" any and all "Liabilities" shall either (i) become due and payable without any further act on the part of BankBoston or any other lender or (ii) become immediately due and payable, at the option of BankBoston without notice or demand. Liabilities include, among other things, the obligation to pay any loan or advance and any interest thereon. JMI expects to cause the Company to seek confirmation from BankBoston that no "change of control" has occurred or waive the effects of any such "change of control." If BankBoston declares a default, JMI will assist the Company in making other financing arrangements to replace the Lending Agreement. In this regard, JMI has already received three comparable proposals from financial institutions. There can be no assurance that either of the foregoing can be implemented or agreed, or if implemented or agreed, the terms on which such implementation or agreement may be reached.

Employment Agreements

         The Company has entered into employment agreements (each an "Employment Agreement" and collectively, the "Employment Agreements") with each of Joel H. Reichman, the President and Chief Executive Officer, Scott N. Semel, Senior Vice President, General Counsel and Secretary, and Carolyn Faulkner, Vice President and Chief Financial Officer (each an "Executive" and collectively, the "Executives") which contain "golden parachute provisions". The Employment Agreements provide that removal and replacement of a majority of the Board of Directors would constitute a "change of control."

         If, among other things, the Company shall fail to renew such Executive's Employment Agreement within two years of a "change of control," or if any of the Executives is terminated without justifiable cause, the Company shall upon such termination, immediately pay such Executive, the greater of (i) two times the then annual salary of such Executive or (ii) 1/12 of such Executive's then annual salary multiplied by the number of months remaining in the term (the "Severance Period"). In addition, the Company shall continue to allow such Executive to participate, at the Company's expense, in the Company's health insurance and disability insurance programs, to the extent permitted under such programs, during the Severance Period and shall pay such Executive additional compensation to enable such Executive to pay any tax that may be imposed by Section 280G of the Internal Revenue Code of 1986, as amended. Based on publicly available filings, the current annual salaries of each of Mr. Reichman, Mr. Semel and Ms. Faulkner are $375,000, $290,000 and $210,000, respectively.

Stock Options

         Pursuant to the Company's 1992 Stock Incentive Plan, as amended (the "1992 Stock Incentive Plan"), incentive and non-incentive stock options, unrestricted and restricted stock awards and performance share awards may be granted to full or part time officers and other selected employees of the Company and its subsidiaries. In addition, the 1992 Stock Incentive Plan provides that each non-employee director of the Company that is elected by the stockholders initially will be granted, upon such election, a stock option to purchase up to 10,000 shares of the Company's Common Stock at the then fair market value of the Common Stock. The 1992 Stock Incentive Plan also provides that each non-employee director of the Company that is re-elected to the Board is granted, upon such re-election, a stock option to purchase up to 3,000 shares of Common Stock at the then fair market value of the Common Stock.

         Each stock option granted under the 1992 Stock Incentive Plan will automatically become fully exercisable upon a "change of control." For purposes of the 1992 Stock Incentive Plan, the Election of the JMI Nominees would constitute a "change of control." In addition, upon a "change of control" all restrictions on restricted stock are automatically deemed waived and the recipients of such restricted stock awards shall become entitled to receipt of the stock subject to such awards.

         Based on the Company's proxy statements for the annual meetings of stockholders for each of 1996, 1997, and 1998 hold options to acquire a total of 700,000 shares at prices ranging from $6.125 to $12.00 per share.


Trademark and License Agreement

         The Company is a party to an Amended and Restated Trademark License Agreement (the "License Agreement") with Levi Strauss & Co. ("Levi Strauss") pursuant to which, among other things, Levi Strauss has granted certain rights to use certain Levi Strauss trademarks in connection with the Company's business. The License Agreement purports to restrict assignments, sublicenses or other transfers (a "transfer") by the Company of its rights or obligations under the License Agreement without the prior written approval of Levi Strauss, and to further provide that a "transfer" shall include any direct or indirect transfer of control of the Company. This is a typical provision in a license agreement.

         The License Agreement does not specifically define "transfer of control" and JMI believes that the election of the JMI Nominees is not a transfer of control and will not cause a concern under the License Agreement with Levi Strauss. The License Agreement further provides that any attempt to "transfer" without the prior written consent of Levi Strauss shall be void and deemed a material breach of the License Agreement, which would purport to permit Levi Strauss to, among other remedies available under law, terminate the License Agreement 120 days after written notice is given to the Company, unless the breach is cured.

         While JMI does not believe that a change in the Board of Directors pursuant to a validly authorized shareholder action constitutes a "transfer" under the License Agreement, in the event that Levi Strauss was to take the position that election of the JMI Nominees constitutes a "transfer" or other material breach under the License Agreement, JMI would seek to have Levi Strauss confirm that no "transfer" or breach has occurred or waive the occurrence of any "transfer" or breach. There can be no assurance that Levi Strauss would so agree and, if (i) it were ultimately determined that a "transfer" and breach had occurred, (ii) such breach were not cured within the requisite time period and (iii) Levi Strauss were to ultimately terminate the License Agreement, the Company's business could be materially adversely effected.


                           VOTING AND PROXY PROCEDURES

         The presence in person or by proxy of a majority of the outstanding shares of the Common Stock will constitute a quorum at the Annual Meeting. Each outstanding share of Common Stock is entitled to one vote on each matter properly presented at that meeting and a majority vote of the shares of Common Stock present in person or by proxy at that meeting will be required to approve any proposal presented at the Annual Meeting, with the exception of the election of directors.

         Directors of the Company are elected by a plurality of the votes cast by the stockholders entitled to vote at a meeting at which a quorum is present. A plurality means that the nominees with the largest number of votes are elected as directors, up to the maximum number of directors to be chosen at the meeting. Consequently, election of the JMI Nominees requires the affirmative vote of a plurality of the votes cast in the election at the Annual Meeting, assuming a quorum is present or otherwise represented at the Annual Meeting.

         Shares of Common Stock that reflect abstentions or "broker non-votes" (i.e., shares represented at the meeting held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and with respect to which the broker or nominee does not have discretionary voting power to vote such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the Annual Meeting. In addition, abstentions will be treated as votes cast against a particular proposal while broker non-votes will have no impact on the outcome of the vote on a particular proposal. With respect to the election of the JMI Nominees as directors, votes may only be cast in favor of or withheld from the JMI Nominees; there is no ability to abstain. In addition, broker non-votes will have no effect on the outcome of the election of JMI Nominees as directors.

         If no directions are given and the signed WHITE PROXY CARD is returned, the attorneys-in-fact appointed in the proxy will vote the shares of Common Stock represented by that WHITE PROXY CARD FOR the election of the JMI Nominees and FOR the proposal to terminate the Poison Pill.

         Stockholders of record as of the close of business on the Record Date will be entitled to vote at the Annual Meeting. IF YOU WERE A STOCKHOLDER OF RECORD ON THE RECORD DATE, YOU WILL RETAIN THE VOTING RIGHTS IN CONNECTION WITH THE ANNUAL MEETING EVEN IF YOU SELL OR SOLD YOUR SHARES OF THE COMPANY'S COMMON STOCK AFTER THE RECORD DATE. Accordingly, it is important that you vote the shares of Common Stock held by you on the Record Date or grant a proxy to vote such shares whether or not you still own such shares.

         At the Annual Meeting, six Directors are to be elected for a term expiring at the 2000 annual meeting and until their successors have been duly elected and qualified. JMI is soliciting your proxy in support of the election of the JMI Nominees. If you wish to vote for the JMI Nominees by proxy, you must submit the WHITE PROXY CARD furnished to you by JMI and must NOT submit the Board of Directors' Proxy Card. A stockholder may not submit a proxy card to vote for both the JMI Nominees and the Company's nominees. If a stockholder submits both a WHITE PROXY CARD and the Company's Proxy Card, only the latest dated proxy will be counted.


                                    IMPORTANT

         JMI REQUESTS THAT YOU DO NOT VOTE ON OR RETURN TO THE COMPANY ANY PROXY CARD PROVIDED TO YOU BY THE COMPANY, EVEN TO VOTE AGAINST THE INCUMBENT BOARD'S SLATE OF NOMINEES. RETURNING ANY PROXY CARD PROVIDED TO YOU BY THE COMPANY COULD REVOKE THE WHITE PROXY CARD THAT YOU SIGN, DATE AND SEND TO JMI.

         Any stockholder giving a proxy may revoke it at any time before it is voted by attending the Annual Meeting and voting his or her shares of the Company's Common Stock in person, by giving written notice to the Secretary of the Company at 66 B Street, Needham, Massachusetts 02494 stating that the proxy has been revoked, or by delivery of a proxy bearing a later date.

         An executed proxy card may be revoked at any time before its expiration by marking, dating, signing and delivering a written revocation before the time that the action authorized by the executed proxy becomes effective. A revocation may be in any written form validly signed by the record holder as long as it clearly states that the proxy card which is properly completed will constitute a revocation of an earlier proxy. Although a revocation is effective if delivered to the Company, JMI requests that either the original or photostatic copies of all revocations of proxies be mailed or delivered to D.F. King & Co., Inc., at the address set forth below, so that it will be aware of all revocations and can more accurately determine which proxies that have been received are valid.

                              D.F. King & Co., Inc.
                           77 Water Street, 20th Floor
                               New York, NY 10005
                             Toll Free: 800-290-6424
                  Banks and Brokers call collect: 212-269-5550


         STOCKHOLDERS OF RECORD ON THE RECORD DATE ARE ELIGIBLE TO VOTE ON THE MATTERS DISCUSSED ABOVE. ANYONE OWNING SHARES OF THE

COMPANY'S COMMON STOCK BENEFICIALLY (BUT NOT OF RECORD), SUCH AS A PERSON WHOSE OWNERSHIP OF SHARES IS THROUGH A BROKER, BANK OR OTHER FINANCIAL INSTITUTION, SHOULD CONTACT THAT BROKER, BANK OR FINANCIAL INSTITUTION WITH INSTRUCTIONS TO EXECUTE THE WHITE PROXY CARD ON HIS OR HER BEHALF OR TO HAVE THE BROKER, BANK OR FINANCIAL INSTITUTION'S NOMINEE EXECUTE THE WHITE PROXY CARD.


                                   SOLICITATION OF PROXIES AND EXPENSES

         Proxies may be solicited by JMI and by its agents by mail, telephone, telegraph and personal solicitation. Banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward proxy solicitation material to the beneficial owners of Common Stock that such institutions hold of record.

         JMI has retained D.F. King & Co., Inc. to assist it in the solicitation of proxies and for related services. Approximately 20 employees of D.F. King & Co., Inc. will engage in the solicitation. JMI has agreed to pay D.F. King & Co., Inc. an estimated fee of up to $30,000 and has agreed to reimburse it for its reasonable out-of-pocket expenses. D.F. King & Co., Inc. will solicit proxies for the Annual Meeting from individuals, brokers, banks, nominees and other institutional holders. JMI estimates that its total expenditures relating to this proxy solicitation by D.F. King & Co. will be approximately $30,000. Total expenditures to date relating to this proxy solicitation have been approximately $2,000.

         The entire expense of preparing and mailing this Proxy Statement and the total expenditures relating to the solicitation of proxies (including, without limitation, costs, if any, related to advertising, printing, fees of attorneys, financial advisors, solicitors, consultants, accountants, public relations, transportation and litigation) will be borne by JMI.

         JMI expects to seek reimbursement from the Company for its expenses in connection with this proxy solicitation if the JMI Nominees are elected to the Board of Directors. This request will not be submitted to a stockholder vote.


                             ADDITIONAL INFORMATION

         Certain information about JMI, the JMI Nominees and other participants in the proxy solicitations is set forth in Annex A attached hereto.

         Reference is made to the Proxy Statement that JMI expects will be filed by the Board of Directors of the Company for information concerning the Common Stock (including the number of issued and outstanding shares as of the Record
Date), beneficial ownership of Common Stock by, and other information concerning, the Company's management and directors, the Company's independent public accountants, the principal holders of Common Stock and producers for submitting proposals for consideration at the 1999 Annual Meeting.

         Stockholders are referred to the Company's Proxy Statement with respect to the compensation and remuneration paid and payable and other information related to the Company's officers and directors, beneficial ownership of the Company's securities and the procedures for submitting proposals for consideration at the 2000 annual meeting of the stockholders of the Company.

         Stockholders of the Company are not entitled to appraisal rights in connection with the matters set forth in this Proxy Statement.

         Except as otherwise noted herein, the information concerning the Company has been taken from or is based upon documents, and records on file with the Securities and Exchange Commission and other publicly available information. JMI does not take responsibility for the accuracy or completeness of the information contained in such documents and records, or for any failure by the Company to disclose events that may affect the significance or accuracy of any such information.

         Time is critically short. Please sign, date and mail the enclosed WHITE PROXY CARD today in the envelope provided. Only your latest dated Proxy Card will count.

         If you have any questions about giving your proxy or require assistance in voting your shares of Common Stock, please call:

Seymour Holtzman                                Richard Huffsmith
Jewelcor Companies                              Jewelcor Companies
100 North Wilkes-Barre Boulevard      or        100 North Wilkes-Barre Boulevard
Wilkes-Barre, PA  18702                         Wilkes-Barre, PA  18702
Phone:  (800) 888-6972                          Phone:  (800) 888-6972


                                                JEWELCOR MANAGEMENT, INC.


July _______, 1999

                                     ANNEX A

                   TRANSACTIONS IN DESIGNS, INC. COMMON STOCK
                             BY JMI AND JMI NOMINEES

The following table sets forth information with respect to all purchases of Common Stock of the Company by JMI during the past two years. Except as set forth below, to the knowledge of JMI, no participant in this solicitation or JMI Nominee has purchased or sold securities of the Company within the past two years.


JEWELCOR MANAGEMENT, INC.

  Trade Date               Number of Shares Purchased             Total Cost
    10/26/98                        50,000                         $36,765.00
     11/9/98                       225,000                        $164,265.00
    11/10/98                       166,700                        $105,036.00
    11/17/98                       600,000                        $330,015.00
    11/30/98                       528,500                        $340,897.50

Please see the section titled "Information about JMI" in this Proxy Statement for information regarding the relationship between JMI, Mr. Seymour Holtzman and certain other persons.